EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-4
(Form Type)

Enterprise Diversified, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Shares, par value $0.0001 per share	Rule 457(f)	7,097,383	(2)	$7.50	(3)	$53,230,373	(4)	$0.0000927	$4,934.45
	Equity	Class A Common stock, par value $0.0001 per share, underlying the Class W-1 and W-2 Warrants	Rule 457(g)	7,616,374		$2.0	(5)	$15,842,057.90		$0.0000927	$1,468.56
		Class B Common Shares, par value $0.0001 per shares	Rule 457(f)	1,800,000		$7.50		$13,500,000		$0.000097	$1,251.45
		Class W-1 Warrants	Rule 457(g)	1,800,000		$8.00		$14,400,000		$0.0000927	$1,334.88
		Class W-2 Warrants	Rule 457(g)
Fees Previously Paid	-	-	-	-		-		-		-	-
	Total Offering Amounts							$$8,3130,373			$7,706.18
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$0.00
	Net Fee Due										$7,706.18

(1)

Represents the maximum number of shares of Class A Common Stock, par value $0.0001 per share (“New Parent Class A Common Stock”) of ENDI Corp. (“New Parent”) estimated to be issuable in connection with the closing of the business combination discussed herein (the “Business Combination”), and shares of New Parent Class A Common Stock underlying the W-1 Warrants and W-2 Warrants.

(2)

Represents the maximum number of shares of Class B Common Stock, par value $0.0001 per share (“New Parent Class B Common Stock”) of New Parent estimated to be issuable in connection with the closing of the Business Combination.

(3)	Represents the maximum number of W-1 Warrants to purchase New Parent Class A Common Stock estimated to be issuable in connection with the closing of the Business Combination.
(4)	Represents the maximum number of W-2 Warrants to purchase New Parent Class A Comment Stock estimated to be issuable in connection with the closing of the Business Combination.
(5)

For New Parent Class A Common Stock and New Parent Class B Common Stock, calculated pursuant to 457(f)(1) under the Securities Act solely for the purpose of calculating the registration fee, to be issued in connection with the Business Combination, and, with respect to the Warrants, calculated pursuant to 457(g).

(6)	Calculated pursuant to Rule 457(f).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee OffsetSource
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources